UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 24, 2020

Date of Report (Date of earliest event reported)

Kinetic Group Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-216047	47-4685650
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

15 Walker Avenue, Suite 101

Baltimore, MD 21208

(Address of Principal Executive Offices)

(443) 738-4051

(Registrant’s telephone number, including area code)

665 Fifth Avenue, New York, New York 10022

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Not Applicable

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

Rescission Agreement

Rescission

On March 24, 2020, Kinetic Group Inc. (the “Company”) entered into a rescission agreement (the “Rescission Agreement”) with Corette, LLC (“Corette”) pursuant to which (i) the acquisition of Solstice Marketing Concepts LLC (the “Acquisition”) was rescinded and rendered void ab initio (the “Rescission”); and (ii) the 26,349,800 shares received by Corette in connection with the Acquisition were transferred back to the Company for cancellation (collectively, the “Rescission”).

Assignment of Convertible Notes

As a condition to the Rescission, Fairway, LLC, an affiliate of Corette (“Fairway”) assumed in full each of the convertible notes set forth below (the “Convertible Notes”). In connection with such assumption, the holders of such notes released the Company from any and all obligations arising under such Convertible Notes

Yuval Shani(1)	$125,000.00
Suresh Mahtani(2)	$400,000.00
Shaidim Enterprises, LLC(3)	$1,200,000.00
Total	$1,725,000.00

(1)	Pursuant to that certain Convertible Redeemable Note dated on or about November 20, 2019.

(2)	Pursuant to that certain Convertible Redeemable Note dated on or about December 9, 2019.

(3)	Pursuant to that certain Convertible Redeemable Note dated on or about December 23, 2019.

Mutual Release

Pursuant to the Rescission Agreement, each of the Company and Corette on behalf of itself and its respective partners, agents, assigns, heirs, officers, directors, employees, executors, and attorneys (“Affiliates”) forever and finally released, relieved, acquitted, absolved and discharged the other party and its Affiliates from any and all losses, claims, debts, liabilities, demands, obligations, promises, acts, omissions, agreements, costs and expenses, damages, injuries, suits, actions and causes of action, of whatever kind or nature, whether known or unknown, suspected or unsuspected, contingent or fixed, that they may have against the other party and its Affiliates, including, without limitation, claims for indemnification, based upon, related to, or by reason of any matter, cause, fact, act, or omission occurring or arising from the Acquisition; except for those arising from the Rescission Agreement, including, without limitation, in connection with the representations and warranties contained in the Rescission Agreement.

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Trade Payables

In connection with the Rescission, Corette has agreed that certain payables owed by the Company, including but not limited to, amounts owed to Company’s auditor, transfer agent, accountants, consultants, counsel and other service providers and any amounts owed under consulting, employment, service or similar agreements, will be assumed in full by Fairway, LLC, an affiliate of Corette.

Indemnity

Subject to a $50,000 limit, the Company agreed in the Rescission Agreement to indemnify, defend, and hold harmless the Corette, Fairway, LLC, Nathan Rosenberg and Claudio Dotta (the “Corette Principals”) and their respective directors, managers, members, officers, shareholders, agents, representatives, successors, heirs and assigns (each, a “Corette Indemnified Party”) from and against all demands, claims, actions, causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys’ fees and expenses, directly asserted against, resulting to, imposed upon or incurred by a Corette Indemnified Party at any time after the date of the Rescission Agreement, by reason of, resulting from or in connection with: (i) any failure or breach by the Company and officers, directors, shareholders, agents, representatives, successors and assigns to perform any of its covenants, agreements, or obligations under the Rescission Agreement; (ii) any inaccuracy or incompleteness of any of the representations and warranties of the Company contained in the Rescission Agreement; (iii) any act and/or omission by the Company, including, without limitation, any act taken, or any document executed, by Corette, and/or the Corette Principals, as applicable, as a member of the Board of Directors or officer of the Company, or upon advice of the Company’s counsel; or (iv) claims from or related to the Acquisition and the Rescission.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

Rescission of the Acquisition of Solstice Marketing Concepts LLC

On March 24, 2020, the Company entered into a rescission agreement with Corette pursuant to which Acquisition was rescinded and rendered void ab initio.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in control of the Registrant

As a result of the Rescission, control of the Company is now with Efrat Investments who holds 2,586,200 shares of common stock of the Company that represents an 8.9% ownership stake in the Company.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Officers and Directors

In connection with the transactions described above, effective March 24, 2020, Nathan Rosenberg resigned as Director, President and Chief Executive Officer of the Company.

(d) Appointment of Officers and Directors

Effective March 23 and 24, 2020, Aitan Zacharin, who is 35 years old, was appointed to the Company’s Board of Directors and also as the President, Chief Executive Officer and to all other officerial positions of the Company, respectively, in each case, for a term of three years and a director of the Company until the next annual meeting. Mr. Aitan does not have any family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers. Mr. Zachrin was appointed as a member of the Board in connection with the Rescission. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K, except for the rescission of the Acquisition. It is contemplated that Mr. Zacharin may serve on certain committees of the Board, but no such committee appointments have been made at this time.

Professional History of Aitan Zacharin

Mr. Zacharin is an experienced executive with a broad knowledge in building and managing technology and consumer products businesses. In 2018, he came chief executive officer of The Greater Cannabis Company, Inc., a company focused on innovative delivery systems for CBD (“GCAN”). Mr. Zacharin is responsible for the development and growth of GCAN’s business. In 2012, he co-founded Fuse Science, an innovative biotechnology company headquartered in Miami, Florida and Oxnard, California. Mr. Zacharin was responsible for the development and growth of the business from a seed stage R&D company to a publicly traded company and biotech business with multiple subsidiaries. During his tenure he was tasked with expanding the biotechnology IP portfolio, spearheading multiple in vitro studies, and growing the consumer products business. In scaling the company, Mr. Zacharin identified and hired executive talent to lead the commercialization strategy including the past President of SC Johnson Company and previous CEO of Champs and Footlocker Sports. He successfully led the company to raise over $10M in three over-subscribed rounds, as well as negotiated contracts with 26 world renowned athlete and celebrity brand ambassadors, which included top ranked pro golfer Tiger Woods. Under Mr. Zacharin’s leadership the company developed and commercialized multi-category consumer products through a retail footprint of 15,000 doors. Since his exit from Fuse Science in 2013, he has been advising and investing in mid to late stage technology startups, and assisting them with capitalization, business strategy and development, and accelerating growth. Mr. Zacharin holds dual degrees in psychology and gerentology from the University of South Florida in Tampa Bay. He resides in Bet Shemesh, Israel. Mr. Zacharin is also a director of GCAN.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Rescission Agreement dated March 24, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINETIC GROUP inc. a Nevada corporation

Dated: March 26, 2020	By:	/s/ Aitan Zacharin
Chief Executive Officer and Sole Director

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